Exhibit 10.2


      THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS. THIS NOTE MAY NOT BE SOLD OR OTHERWISE TRANSFERRED OR PLEDGED, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND SUCH APPLICABLE STATE SECURITIES LAWS, OR IF THE PROPOSED TRANSFER MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OR REGISTRATION OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS.

      THIS NOTE IS SUBJECT TO THE TERMS AND PROVISIONS OF THE NOTE PURCHASE AGREEMENT BETWEEN UNITED HERITAGE CORPORATION AND THE PURCHASER SIGNATORY THERETO DATED AS OF __________________, 2004, AS AMENDED FROM TIME TO TIME, AND IS ENTITLED TO THE BENEFITS THEREOF.

                           UNITED HERITAGE CORPORATION
                           CONVERTIBLE PROMISSORY NOTE
                           ---------------------------

                                                                 Cleburne, Texas
$________________________________                                   May __, 2004
      Section 5. GENERAL.

      For value received, UNITED HERITAGE CORPORATION a Utah corporation (including any successor thereto (by way of merger, consolidation, sale or otherwise), the "PAYOR"), hereby promises to pay to the order of _____________________________, or its/his/her successors or assigns (the "PAYEE"), the Redemption Price (as defined below), on March 15, 2007 (the "MATURITY DATE"). All payments hereunder shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender therein for the payment of public and private debts. The Payor shall pay no interest on the unpaid balance of the principal amount of this Note until repayment or conversion. Unless converted pursuant to SECTION 2 hereof, the Redemption Price shall be payable by wire transfer of immediately available funds to the account of the Payee or by certified or official bank check payable to the Payee mailed to the Payee at the address of the Payee as set forth on the records of the Payor or such other address as shall be designated in writing by the Payee to the Payor. The "REDEMPTION PRICE" shall equal the principal amount of this Note or such greater or lesser principal amount that may be outstanding hereunder at the time of such calculation.

      This Note is being issued pursuant to the Note Purchase Agreement of even date herewith (the "PURCHASE AGREEMENT") between the Payor and the Payee, as amended from time to time. Capitalized terms used and not otherwise defined herein have the meanings ascribed thereto in the Purchase Agreement.


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

      Section 6. CONVERSION.

      Prior to the Maturity Date, the Payee shall have the right and option, exercisable in its sole discretion to convert the outstanding principal amount due hereunder into that number of shares of Common Stock equal to the quotient obtained by dividing (A) the outstanding principal amount of this Note by (B) $0.50. Additionally, upon conversion, the Payee shall receive a warrant (the "Warrant") to purchase two shares of the Payor's Common Stock for every one share of Common Stock converted hereunder, such Warrant providing for exercise prices of $0.75 per share for half of the shares underlying the Warrant and $1.00 per share for the remaining shares underlying the Warrant. Such shares of Common Stock will have registration rights pursuant to the Purchase Agreement. The Payee shall only have the right to convert pursuant to this Section, if the Payor's shareholders approve at the Payor's Annual Meeting to be held on March 23, 2004, or such other date determined by the Company's Board of Directors, the issuance by the Payor of Common Stock equal to 20% or more of the Common Stock outstanding before the issuance for less than the greater of book or market value of the stock.

      Section 7. EXTENSION OF MATURITY.

      Should the principal amount of or interest on this Note become due and payable on other than a business day, the Maturity Date thereof shall be extended to the next succeeding business day, and, in the case of principal, interest shall be payable thereon at the rate per annum herein specified during such extension. For the purposes of the preceding sentence, a business day shall be any day that is not a Saturday, Sunday, or legal holiday in the State of California.

      Section 8. AMENDMENTS AND WAIVERS.

      No provision of this Note may be amended or waived except as provided in the Purchase Agreement.

      Section 9. GOVERNING LAW.

      This Note is made and delivered in, and shall be governed by and construed in accordance with the laws of, the State of California (without giving effect to principles of conflicts of laws).

      Section 10. NOTICES.

      The terms and provisions of SECTION 9 of the Purchase Agreement are expressly incorporated into this Note.


                                  *************


      IN WITNESS WHEREOF, the Payor has duly executed and delivered this Note as of the date first written above.

                                        UNITED HERITAGE CORPORATION,
                                        a Utah corporation


                                        By:  ________________________________
                                                Walter Mize
                                        Title:  President



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